Exhibit 1.01

CONFLICT MINERALS REPORT

Introduction

This Conflict Minerals Report of Worthington Industries, Inc. (the “Company”) for the calendar year ended December 31, 2015 (“Reporting Period”) is filed pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934. The Company is primarily a diversified metals manufacturing company, focused on value-added steel processing and manufactured metal products. The Company’s operations are comprised of three primary operating segments: Steel Processing, Pressure Cylinders and Engineered Cabs.

In accordance with the Rule, the Company identified products that it believes contain tin, tantalum, tungsten or gold (“Conflict Minerals”) that were manufactured by or on behalf of the Company during the Reporting Period (the “Covered Products”), and undertook a reasonable country of origin inquiry (“RCOI”) to ascertain whether any Conflict Minerals in its Covered Products originated in the Democratic Republic of the Congo or an adjoining country (each, a “Covered Country”). Based on the information received by the Company as a result of the RCOI, the Company determined that a portion of its Conflict Minerals have an unknown origin and, as a result, it is required by the Rule to undertake due diligence with respect to these Conflict Minerals and file this Conflict Minerals Report. The due diligence undertaken by the Company and the results of that due diligence are set forth below.

Part I. Description of Due Diligence Undertaken by the Company.

The Company has performed due diligence on the source of the Conflict Minerals contained in the Covered Products within the framework of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “Framework”) as required by the Rule. The Company’s Conflict Minerals due diligence procedures (“Procedures”) are summarized below within each category specified by the Framework.

1.	Establish Strong Company Management Systems.

1.1. The Company has a written Conflict Minerals policy (the “Policy”) under which it does not knowingly purchase Conflict Minerals that finance or benefit armed groups in the Covered Countries. As stated in the Policy, the Company expects its suppliers to conduct due diligence to ascertain the source of Conflict Minerals supplied to the Company.

1.2 Certain Company managers are designated in the Policy to serve on a conflict minerals working group (“Conflict Minerals Team”). The Conflict Minerals Team has the responsibility for overseeing, reviewing and implementing the Conflict Minerals supply chain due diligence required by the Rule and reporting periodically to the Chief Compliance Officer.

1.3 The Company has identified its Covered Products and the suppliers who supply such Covered Products or components or materials that may contain Conflict Minerals that are used in Covered Products (“Covered Suppliers”). The Policy requires periodic reviews and updates of the Covered Products and Covered Suppliers. Covered Suppliers are advised in writing of the Company’s expectation that they will assist in obtaining information necessary to conduct due diligence on the source of Conflict Minerals supplied to the Company.

1.4 The Policy requires that each of the Company’s operating segments contact its Covered Suppliers annually to complete a questionnaire and provide a written declaration regarding the source of any Conflict Minerals supplied to the Company. Covered Suppliers are advised that they may complete and submit a Conflict Minerals Reporting Template (“CMRT”) in the form developed by the Conflict-Free Sourcing Initiative (“CFSI”).

1.5 The Company collects and maintains the completed CMRTs and other information received by each of the Company’s operating segments from the Covered Suppliers.

1.6 The Policy sets forth sample clauses that each of the Company’s operating segments can integrate into their respective supplier agreements. These clauses inform suppliers of the Company’s Conflict Minerals sourcing policy and the expectations the Company has with respect to its suppliers.

2.	Identify and Assess Risk in the Supply Chain.

The Company reviews each CMRT received from its Covered Suppliers to ascertain (a) whether the CMRT is complete, (b) whether the CMRT is consistent with the Company’s understanding of the materials, products or components supplied by the Covered Supplier, (c) whether the Covered Supplier indicates that the Conflict Minerals are sourced from a Covered Country or are from scrap or recycled sources, and (d) whether the Covered Supplier has identified the smelters, processors or refiners of its Conflict Minerals.

3.	Strategy to Respond to Identified Risks.

Each of the Company’s operating segments is responsible for initial follow up with its respective Covered Suppliers who refuse or fail to provide a CMRT or whose responses are incomplete. Covered Suppliers who continue to refuse or fail to cooperate may be identified to the Conflict Minerals Team.

4.	Independent Third Party Audit.

The Policy requires the Company to obtain an independent audit of its Conflict Minerals due diligence process if and when required under the Rule. No audit is required under the Rule for the current Reporting Period. The Company does not audit smelters in light of its position in the supply chain.

5.	Report on Supply Chain Due Diligence.

The Policy requires the Company to report annually to the SEC and to make a copy of its annual Conflict Minerals Report available on its website in each case as required by the Rule. A copy of this report will be available on the Company’s website.

Part II. Results of Due Diligence

1.	Covered Products.

The Company determined that the following products manufactured by or for the Company during the Reporting Period are Covered Products:

•	pressure cylinders for industrial gas and cryogenic applications, CNG and LNG storage, transportation and alternative fuel tanks;
•	oil and gas equipment;
•	products for camping, grilling, hand torch solutions, scuba diving;
•	helium balloon kits; and
•	cabs, canopies and mobile equipment operator stations.

2.	Supplier Data; Identification of Processing Facilities

Due to its position in the supply chain, the Company does not have direct relationships with the smelters and refiners that process the Conflict Minerals contained in its Covered Products. Accordingly, the Company relies on its Covered Suppliers to provide information on the smelters and refiners of the Conflict Minerals contained in the Company’s Covered Products. The Company’s Covered Suppliers often rely on information provided to them by their suppliers and, consequently, the Company’s ability to determine the ultimate origin and source of all of the Conflict Minerals contained in Covered Products is limited.

The Company received responses from more than 400 of its Covered Suppliers. Since a number of the Company’s Covered Suppliers reported data at a company level, it is not possible for the Company to determine whether all of the Conflict Minerals identified by the Covered Suppliers were contained in the Covered Products, or which smelters or refiners identified by the Covered Suppliers processed Conflict Minerals actually contained in the Company’s Covered Products. Accordingly, the Company has listed in Attachment A the processing facilities reported by its Covered Suppliers as being in their supply chains during the Reporting Period, and the country where its Covered Suppliers have indicated such facilities are located. In light of the Company’s position in the supply chain, the Company did not undertake efforts to determine the location of the mines from which the ore used by the processing facilities identified by the Covered Suppliers was sourced.

3.	Current and Future Due Diligence Measures

The steps undertaken by the Company during the current Reporting Period to mitigate the risk that the Conflict Minerals used in its Covered Products will benefit armed groups in the Covered Countries are described in Part I of this Conflict Minerals Report. The Company intends to continue work with its Covered Suppliers to obtain additional information about the Conflict Minerals in its Covered Products and to report the results of its efforts as required by the Rule.

Forward looking statements

Selected statements contained in this Conflict Minerals Report are “forward-looking statements.” Forward-looking statements reflect the Company’s current expectations, estimates or projections concerning future results or events. These statements are often identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “estimate,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any forward-looking statements in this Conflict Minerals Report are based on current information as of the date of this Conflict Minerals Report, and the Company assumes no obligation to correct or update any such statements in the future, except as required by applicable law.

Attachment A

The facilities that have been verified by CFSI as smelters or refiners, and that have been identified to the Company by its Covered Suppliers as processing Conflict Minerals used by those Covered Suppliers and the country in which they are located is set forth below. As noted in Part II of the Company’s Conflict Minerals Report, a number of the Company’s Covered Suppliers identified smelters and refiners at a company level. Accordingly, it is not possible for the Company to determine whether all of the smelters or refiners identified below processed Conflict Minerals actually contained in the Company’s Covered Products.

METAL	STANDARD SMELTER NAME	SMELTER COUNTRY
Gold	Accurate Refining Group	UNITED STATES
Gold	Advanced Chemical Company	UNITED STATES
Gold	AGR Mathey	AUSTRALIA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Amagasaki Factory, Hyogo Prefecture, Japan	JAPAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA
Gold	ANZ (Perth Mint 4N)	AUSTRALIA
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	ATAkulche	TURKEY
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR	CANADA
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	CHALCO Yunnan Copper Co. Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	China Henan Zhongyuan Gold Smelter	CHINA
Gold	China’s Shandong Gold Mining Co., Ltd	CHINA
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Dowa Kogyo k.k.	JAPAN
Gold	Dowa Metals & Mining Co. Ltd	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Fujian Zijin mining stock company gold smelter	CHINA
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Gold Mining in Shandong (Laizhou) Limited Company	CHINA
Gold	Great Wall Precious Metals Co,. LTD.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Gaoyao Co	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Zhongyuan Gold Smelter of Zhongjin Gold Co. Ltd.	CHINA
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Industry Co. Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	JCC	CHINA
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Canada	CANADA
Gold	Johnson Matthey Inc.	UNITED STATES
Gold	Johnson Matthey Inc. (USA)	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	La Caridad	MEXICO
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	MEM (Sumitomo Group)	JAPAN
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Metalor Switzerland	SWITZERLAND
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Met-Mex Penoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Kinzoku Co., Ltd.	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Krastsvetmet	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Pan Pacific Copper Co Ltd.	JAPAN
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Perth Mint	AUSTRALIA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samdok Metal	KOREA, REPUBLIC OF
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SD (Samdok) Metal	KOREA, REPUBLIC OF
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Gold Mine (Laizhou) Smelter Co., Ltd.	CHINA
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shangdong Gold (Laizhou)	CHINA
Gold	Shonan Plant Tanaka Kikinzoku	JAPAN
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SMM	JAPAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	SOLAR CHEMICALAPPLIED MATERIALS TECHNOLOGY (KUN SHAN)	TAIWAN
Gold	Solartech	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka kikinzoku kogyo K.k	JAPAN

Gold	Tanaka Denshi Kogyo K.K	JAPAN
Gold	Tanaka Electronics (Hong Kong) Pte. Ltd	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Perth Mint	AUSTRALIA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Toyo Smelter & Refinery	JAPAN
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Xstrata	CANADA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhao Jin Mining Industry Co Ltd	CHINA
Gold	Zhao Yuan Jin Kuang	CHINA
Gold	Zhongjin Gold Corporation Limited	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Kuang Ye Refinery	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Zijin Mining Industry Corporation	CHINA
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F & X	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt. Ltd. (MPIL)	INDIA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH	CHINA
Tantalum	RFH (Yanling Jincheng Tantalum & Niobium Co., Ltd)	CHINA
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk	RUSSIAN FEDERATION
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alent plc	UNITED STATES
Tin	Alpha	UNITED STATES
Tin	Alpha Metals	UNITED STATES
Tin	Alpha Metals Korea Ltd.	UNITED STATES
Tin	An Thai Minerals Company Limited	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	BML	INDONESIA
Tin	Brand IMLI	INDONESIA
Tin	Brand RBT	INDONESIA
Tin	Chengfeng Metals Co Pte Ltd	CHINA
Tin	China Rare Metal Material Co., Ltd.	CHINA
Tin	China Tin (Hechi)	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	China Tin Lai Ben Smelter Co., Ltd.	CHINA
Tin	China Yunnan Tin Co Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cookson	UNITED STATES
Tin	Cookson Alpha Metals (Shenzhen) Co., Ltd.	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Justindo	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Empresa Metalúrgica Vinto	BOLIVIA
Tin	Empressa Nacional de Fundiciones (ENAF)	BOLIVIA
Tin	ENAF	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Tin	Funsur Smelter	PERU

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	GuangXi China Tin	CHINA
Tin	Guangxi Pinggui PGMA Co. Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Huichang Shun Tin Kam Industries, Ltd.	CHINA
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	CHINA
Tin	Indonesian State Tin Corporation Mentok Smelter	INDONESIA
Tin	Indra Eramulti Logam	INDONESIA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	Ketabang	INDONESIA
Tin	Kundur Smelter	INDONESIA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Liuzhhou China Tin	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Mentok Smelter	INDONESIA
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Materials Branch of Guangxi China Tin Group Co., Ltd.	CHINA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	MSC	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nanshan Tin Co. Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	OMSA	BOLIVIA
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA

Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Indora Ermulti	INDONESIA
Tin	PT Indra Eramult Logam Industri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Smelting Branch of Yunnan Tin Company Ltd	CHINA

Tin	Soft Metais Ltda.	BRAZIL
Tin	Thai Solder Industry Corp., Ltd.	THAILAND
Tin	Thailand Smelting & Refining Co Ltd	THAILAND
Tin	Thaisarco	THAILAND
Tin	Tin Products Manufacturing Co. LTD. of YTCL	CHINA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Unit Metalurgi PT Timah Persero TBK	INDONESIA
Tin	Unit Timah Kundur PT Tambang	INDONESIA
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	White Solder Metalurgica	BRAZIL
Tin	XiHai – Liuzhou China Tin Group Co ltd	CHINA
Tin	YTCL	CHINA
Tin	Yunan Gejiu Yunxin Electrolyze Limited	CHINA
Tin	Yunnan Adventure Co., Ltd.	CHINA
Tin	Yunnan Chengfeng	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tin	Yunnan wind Nonferrous Metals Co., Ltd.	CHINA
Tin	Yuntinic Resources	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ALMT Corp	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	ATI Metalworking Products	UNITED STATES
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co. Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	WBH	AUSTRIA
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen H.C.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhangyuan Tungsten Co Ltd	CHINA